UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2007

UNION BANKSHARES COMPANY

(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street

Ellsworth, ME 04605

(Address of principal executive offices) (Zip Code)

(207) 667-2504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 19, 2007, Camden National Corporation (“Camden National”) and Union Bankshares Company (the “Company”) jointly announced that December 20, 2007 has been set as the deadline for merger consideration elections in connection with Camden National’s proposed acquisition of the Company. Materials regarding merger consideration elections were mailed on November 19, 2007 to the Company’s shareholders. Completion of the acquisition is subject to customary closing conditions, as well as the approval of the Company’s shareholders at a special meeting of shareholders scheduled for November 29, 2007, and approval by various regulatory agencies.

A copy of the press release, dated November 19, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the merger consideration election materials, dated November 19, 2007, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Report:

Exhibit No.	Description
99.1	Press release, dated November 19, 2007.

99.2	Merger consideration election materials, dated November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

	By:	/s/ Sally J. Hutchins
	Name:	Sally J. Hutchins
	Title:	Senior Vice President and Clerk
Date: November 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 19, 2007.

99.2	Merger consideration election materials, dated November 19, 2007.